Exhibit 23.1

中正達會計師事務所 Centurion ZD CPA &Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.

香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室

Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078

Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the inclusion of our report dated May 15, 2019 (except for share combination included in Note 3 as to which the date is October 23, 2020) relating to the consolidated balance sheet of Lianluo Smart Limited (the “Company”) as of December 31, 2018, and the related consolidated statements of operations and comprehensive loss, changes in equity and cash flows for the two years ended December 31, 2018 and 2017 in the Registration Statement (Form F-4) and the related Prospectus of the Company dated October 26, 2020.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

(successor to Centurion ZD CPA Limited)

Hong Kong, China

October 26, 2020